As filed with the Securities and Exchange Commission on March 31, 2004

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Plumas Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Plumas Bancorp

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Plumas Bancorp, which will be held at the Plumas Bank Credit Administration Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 18, 2005 at 10:30 a.m. At this annual meeting, shareholders will be asked to elect ten directors for the next year and adopt technical amendments to the Plumas Bank 1991 and 2001 Stock Option Plans.

     Plumas Bancorp is requesting your proxy to vote in favor of all of the nominees for election as directors and for adoption of the technical amendments to the stock option plans. The Board of Directors of Plumas Bancorp recommends that you vote “FOR” the election of each of the nominees and “FOR” the adoption of the technical amendments to the Plumas Bank 1991 and 2001 Stock Option Plans.

     The proxy statement contains information about each of the nominees for directors and about Plumas Bancorp and the technical amendments to the stock option plans.

     To ensure that your vote is represented at this important meeting, please sign, date and return the proxy card in the enclosed envelope as promptly as possible.

Sincerely,

          /s/ WILLIAM E. ELLIOTT

William E. Elliott
President and Chief Executive Officer

The date of this proxy statement is March 28, 2005

Notice of Annual Meeting of Shareholders
Plumas Bancorp

To:	The Shareholders of Plumas Bancorp

     Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the annual meeting of shareholders of Plumas Bancorp will be held at the Plumas Bank Credit Administration Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 18, 2005 at 10:30 a.m., for the purpose of considering and voting upon the following matters:

1.	Election of Directors. To elect ten (10) persons to serve as directors of the Bancorp until their successors are duly elected and qualified.

Alvin G. Blickenstaff	William E. Elliott	Gerald W. Fletcher
John Flournoy	Arthur C. Grohs	Jerry V. Kehr
Christine McArthur	Terrance J. Reeson	Thomas Watson
Daniel E. West

2.	Adoption of Technical Amendments to the 1991 and 2001 Stock Option Plans. To adopt technical amendments to the Plumas Bank 1991 and 2001 Stock Option Plans.

3.	Transaction of Other Business. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 31, 2005 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the meeting.

     Section 3.3 of the Bylaws of Plumas Bancorp sets forth the nomination procedure for nominations of directors. Section 3.3 provides:

Nominations of Directors. Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition on bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the then chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The forgoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

     You are urged to vote in favor of the election of all of the nominees for directors and the adoption of the technical amendments to the stock option plans by signing and returning the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy. The proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors

Dated: March 28, 2005	/s/ TERRANCE J. REESON

Terrance J. Reeson, Secretary

Proxy Statement
Revocability of Proxies
Persons Making the Solicitation
Voting Securities
Shareholdings of Certain Beneficial Owners and Management
Election of Directors
PROPOSAL 2
Plumas Bancorp Stock Performance Graph
Independent Accountants
Shareholder Proposals
Certain Transactions
Other Matters
Available Information
APPENDIX A

Plumas Bancorp
Proxy Statement
Annual Meeting of Shareholders
May 18, 2005

     Plumas Bancorp is providing this proxy statement to shareholders of Plumas Bancorp in connection with the annual meeting (the “Meeting”) of shareholders of Plumas Bancorp to be held at the Plumas Bank Credit Administration Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 18, 2005 at 10:30 a.m. and at any and all adjournments thereof.

     It is expected that Plumas Bancorp will mail this proxy statement and accompanying notice and form of proxy to shareholders on or about April 11, 2004.

Revocability of Proxies

     A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Plumas Bancorp an instrument revoking it, or a duly executed proxy bearing a later date. The Secretary of Plumas Bancorp is Terrance J. Reeson, and any revocation should be filed with him at Plumas Bancorp, 35 S. Lindan Avenue, Quincy, California 95971. In addition, the powers of the proxyholders will be revoked if the person executing the proxy is present at the meeting and elects to vote in person. Subject to such revocation or suspension, the proxyholders will vote all shares represented by a properly executed proxy received in time for the meeting in accordance with the instructions on the proxy. If no instruction is specified with regard to the matter to be acted upon, the proxyholders will vote the shares represented by the proxy “FOR” each of the nominees for directors and for adoption of the technical amendments to the Plumas Bank 1991 and 2001 Stock Option Plans. If any other matter is presented at the meeting, the proxyholders will vote in accordance with the recommendations of management.

Persons Making the Solicitation

     The Board of Directors of Plumas Bancorp is soliciting proxies. Plumas Bancorp (the “Company”) will bear the expense of preparing, assembling, printing and mailing this proxy statement and the material used in the solicitation of proxies for the meeting. The Company contemplates that proxies will be solicited principally through the use of the mail, but officers, directors and employees of Plumas Bancorp may solicit proxies personally or by telephone, without receiving special compensation for the solicitation. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, the Company may utilize the services of individuals or entities not regularly employed by Plumas Bancorp in connection with the solicitation of proxies, if management of the Company determines that this is advisable.

Voting Securities

     Management of the Company has fixed March 31, 2005 as the record date for purposes of determining the shareholders entitled to notice of, and to vote at, the meeting. On March 28, 2005, there were 3,287,829 shares of Plumas Bancorp’s common stock issued and outstanding. Each holder of Plumas Bancorp’s common stock will be entitled to one vote for each share of the Company’s common stock held of record on the books of Plumas Bancorp as of the record date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the meeting gives notice at the meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of Plumas Bancorp gives that notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the record date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxyholders, in accordance with management’s recommendation.

     The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

Shareholdings of Certain Beneficial Owners and Management

     Management of Plumas Bancorp knows of no person who owns, beneficially or of record, either individually or together with associates, 5 percent or more of the outstanding shares of the Company’s common stock, except as set forth in the table below. The following table sets forth, as of March 28, 2005, the number and percentage of shares of Plumas Bancorp’s outstanding common stock beneficially owned, directly or indirectly, by each of the Company’s directors, named executive officers and principal shareholders and by the directors and executive officers of the Company as a group. The shares “beneficially owned” are determined under the Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, named executive officer or principal shareholder has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of March 28, 2005. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned or acquirable by exercise of stock options. Management is not aware of any arrangements, which may result in a change of control of Plumas Bancorp.

	Amount and Nature of
Beneficial Owner	Beneficial Ownership (a)		Percent of Class (a)
Principal Shareholders that own 5% or more:

Ernest G. Leonhardt 1987 Irrevocable Trust (b)	163,531		5.0
Cortopassi (c)	301,058		9.2

Directors and Named Executive Officers:

William E. Elliott, President & CEO	142,596	(1)	4.2
Douglas N. Biddle, EVP & COO	41,484	(2)	1.2
Dennis C. Irvine, EVP & CITO	19,892	(3)	*
Robert T. Herr, EVP & Loan Administrator	0		0
Andrew J. Ryback, EVP & CFO	10,951	(4)	*
Jerry V. Kehr, Director and Chairman of the Board	150,614	(5)	4.5
Daniel E. West, Director and Vice Chairman of the Board	34,194	(6)	1.0
Terrance J. Reeson, Director and Secretary of the Board	131,345	(7)	3.9
Alvin Blickenstaff, Director	47,874	(8)	1.4
Gerald Fletcher, Director	21,498	(9)	*
John Flournoy, Director Nominee	1,050		*
Arthur Grohs, Director	29,659	(10)	*
Christine McArthur, Director	8,498	(11)	*
Tom Watson, Director	16,224	(12)	*

All 14 Directors and Executive Officers as a Group	503,119		15.0

*	Less than one percent

(a)	Includes 73,280 shares subject to options held by the directors and executive officers that were exercisable within 60 days of March 28, 2005. These are treated as issued and outstanding for the purpose of computing the percentage of each director, named executive officer and the directors and officers as a group, but not for the purpose of computing the percentage of class owned by any other person, including principal shareholders.

(b)	Charles W. Leonhardt and Linda L. Leonhardt are the Trustees of the Ernest G. Leonhardt 1987 Irrevocable Trust. The address of the Trust is 15 Quincy Junction Road, Quincy, California 95971.

(c)	Two Cortopassi controlled entities have beneficial ownership over a total of 301,058 shares of Plumas Bancorp. The Cortopassi Family Trust owns 100,000 shares of Plumas Bancorp, while Cortopassi Partners L.P. owns 201,058 shares of Plumas Bancorp. Dean A. Cortopassi is the Trustee of the Cortopassi Family Trust. San Tomo, Inc. is the general partner of Cortopassi Partners L.P. The address of the Limited Partnership is 11292 North Alpine Road, Stockton, California 95212.

(1)	Mr. Elliott has shared voting and investment powers as to 50,609 shares and sole investing powers but no voting powers as to 5,184 shares. Mr. Elliott along with Messrs. Kehr and Reeson, are administrators of the Plumas Bank 401k Plan. The administrators of the Plan have shared voting powers as to 76,380 shares, of which beneficial ownership of 74,582 shares are disclaimed by Mr. Elliott. He also has 8,625 shares acquirable by exercise of stock options.

(2)	Mr. Biddle has shared voting and investment powers at to 27,700 shares, sole voting and investment powers as to 4,453 shares and sole investment powers but no voting powers as to 3,095 shares. He also has 6,236 shares acquirable by exercise of stock options.

(3)	Mr. Irvine has sole investing powers but no voting powers as to 7,690 shares and shared voting and investment powers as to 232. He also has 11,970 shares acquirable by exercise of stock options.

(4)	Mr. Ryback has shared voting and investment powers as to 500 shares and sole investment powers but no voting powers as to 1,576 shares. He also has 8,875 shares acquirable by exercise of stock options.

(5)	Mr. Kehr has sole voting and investment powers as to 66,676 shares and shared voting and investment powers as to 1,543 shares. Mr. Kehr along with Messrs. Elliott and Reeson, are administrators of the Plumas Bank 401k Plan. The administrators of the Plan have shared voting powers as to 76,380 shares, of which beneficial ownership of 76,380 shares are disclaimed by Mr. Kehr. He also has 6,015 shares acquirable by exercise of stock options.

(6)	Mr. West has sole voting and investment powers as to 4,750 shares, shared voting and investment powers as to 7,198 shares, sole voting powers but shared investment powers as to 11,196 shares and no voting or investment powers as to 2,425 shares. He also has 8,625 shares acquirable by exercise of stock options.

(7)	Mr. Reeson has shared voting and investment powers as to 49,850 shares. Mr. Reeson along with Messrs. Elliott and Kehr, are administrators of the Plumas Bank 401k Plan. The administrators of the Plan have shared voting powers as to 76,380 shares, of which beneficial ownership of 76,380 shares are disclaimed by Mr. Reeson. He also has 5,115 shares acquirable by exercise of stock options.

(8)	Mr. Blickenstaff has shared voting and investment powers as to 42,026 shares, sole voting and investing powers as to 2,027 shares and no voting or investment powers as to 946 shares. He also has 2,875 shares acquirable by exercise of stock options.

(9)	Mr. Fletcher has shared voting and investment powers as to 20,001 shares. He also has 1,497 shares acquirable by exercise of stock options.

(10)	Mr. Grohs has shared voting and investment powers as to 25,403 shares and no voting or investment powers as to 381 shares. He also has 3,875 shares acquirable by exercise of stock options.

(11)	Ms. McArthur has shared voting and investment powers at to 4,623 shares. She also has 3,875 shares acquirable by exercise of stock options.

(12)	Mr. Watson has sole voting and investment powers as to 10,599 shares. He also has 5,625 shares acquirable by exercise of stock options.

Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Plumas Bancorp’s directors and certain executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Bancorp with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 5 were required for those persons, the Company believes that, during 2004 the Reporting Persons complied with all filing requirements applicable to them.

Election of Directors

     The persons named below, all of whom are current members of the Board of Directors (the “Board), will be nominated for election as directors at the Meeting to serve until the 2006 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes of the proxyholders will be cast in such a manner as to effect the election of all 10 nominees, as appropriate. The 10 nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

     The following table sets forth, as of March 25, 2005, the names of, and certain information concerning, the persons to be nominated by the Board for election as directors of Plumas Bancorp.

		Year First
Name and Title		Appointed
Other than Director	Age	Director	Principal Occupation During the Past Five Years
William E. Elliott President and CEO	64	1987	President and CEO of Plumas Bancorp, Quincy, CA.

Jerry V. Kehr. Chairman of the Board	75	1980	Real Estate Broker, Coldwell Banker, Kehr/O’Brien Real Estate, Chester, CA.

Daniel E. West Vice-Chairman of the Board	51	1997	President, Graeagle Land & Water Co., a land management company. President, Graeagle Water Co, a private water utility, Graeagle, CA

Terrance J. Reeson Secretary of the Board	60	1984	Retired. Formerly with the U.S. Forestry Service, Quincy, CA.

Alvin G. Blickenstaff	69	1988	Farmer and Rancher, partner in Blickenstaff Ranch, Janesville, CA.

Gerald W. Fletcher	62	1988	Real Estate Agent, Susanville, CA.

John Flournoy	60	2005	Rancher and Chief Financial Officer of Likely Land and Livestock Corporation. Likely, CA.

Arthur C. Grohs	68	1988	Retired. Former Retailer, Susanville, CA.

Christine McArthur	43	1999	Co-Owner and operator of McArthur Farm Supply, Inc. and ranching operation, McArthur Livestock, McArthur, CA.

Thomas Watson	61	2001	Owner and operator of Truckee River Associates, a real estate development management firm, Truckee, CA.

All nominees will continue to serve if elected at the meeting until the 2006 annual meeting of shareholders and until their successors are elected and have been qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of Plumas Bancorp acting within their capacities as such. There are no family relationships between any of the directors of Plumas Bancorp. No director of the Company serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

The Board of Directors and Committees

     During 2004, the Company’s Board of Directors met 14 times. None of Plumas Bancorp’s directors attended less than 75 percent of all Board of Directors’ meetings and committee meetings of which they were members. The Company does not have a policy requiring director attendance at its annual meeting. However, most directors attend the meeting as a matter of course. All the directors, except Mr. Flournoy, attended the annual meeting of shareholders held in May 2004. Mr. Flournoy was not appointed to the Board of Directors until March 2005.

Shareholder Communication with the Board of Directors

     If you wish to communicate with the Board of Directors you may send correspondence to the Corporate Secretary, Plumas Bancorp, 35 S. Lindan Avenue, Quincy, California 95971. The Corporate Secretary will submit your correspondence to the Board of Directors or the appropriate committee, as applicable.

Code of Ethics

     The Board of Directors has adopted a code of business conduct and ethics for directors, officers (including Plumas Bancorp’s principal executive officer, principal financial officer and controller) and financial personnel, known as the Corporate Governance Code of Ethics Policy. This Code of Ethics Policy is available on Plumas Bancorp’s website at www.plumasbank.com. Shareholders may request a free copy of the Code of Ethics Policy from Plumas Bancorp, Attn: Mr. Andrew Ryback, Investor Relations, 35 S. Lindan Avenue, Quincy, California 95971.

Audit Committee

     Plumas Bancorp has an Audit Committee composed of Mr. Reeson, Chairman and Messrs. Flournoy, Grohs and Watson. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Board has determined that the Audit Committee does not have an “audit committee financial expert,” as that term is defined in Item 401(h) of SEC Regulation S-K, because (i) none of the members of the Audit Committee possesses all the requisite qualifications to be considered an “audit committee financial expert” and (ii) thus far, the Board has not been able to successfully recruit an individual who qualifies as an “audit committee financial expert” and who would be willing to serve on the Audit Committee in that capacity. In the future as a Board vacancy occurs, the Board of Directors will attempt to recruit a member who will meet the SEC definition of “audit committee financial expert”.

     The Audit Committee met six times during 2004. The Audit Committee reviews all internal and external audits including the audit by Perry-Smith LLP, the Company’s independent auditor, report any significant findings of audits to the Board of Directors, and ensure that the internal audit plans are met, programs are carried out, and weaknesses are addressed. The Audit Committee meets regularly to discuss and review the overall audit plan. In February 2005, the Board of Directors adopted a written charter for the Audit Committee. This Audit Committee Charter is attached to this document as Appendix A.

     The Audit Committee’s policy is to pre-approve all recurring audit and non-audit services provided by the independent auditors through the use of engagement letters. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the full Audit

Committee regarding all services provided by the independent auditors and fees associated with those services performed to date. Other than some ancillary audit and accounting services and some ancillary tax and accounting consulting services the fees paid to the independent auditors in 2004 and 2003 were approved per the Audit Committee’s pre-approval policies.

Audit Committee Report

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Plumas Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

     The Board of Directors and the Audit Committee has reviewed Plumas Bancorp’s audited financial statements and discussed such statements with management. The Board of Directors and the Audit Committee has discussed with Perry-Smith LLP, the Company’s independent auditors during the year 2004, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

     The Audit Committee received written disclosures and a letter from Perry-Smith LLP, required by Independence Standards Board Standard No. 1 and has discussed with them their independence from management. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services is compatible with the auditors’ independence.

     Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that Plumas Bancorp’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Terrance J. Reeson, Chariman	John Flounoy

Arthur C. Grohs	Thomas M. Watson

Corporate Governance Committee

     Plumas Bancorp has a Corporate Governance Committee which met six times during 2004. The Corporate Governance committee consists of Mr. Grohs, Chairman and Messrs. Kehr, Blickenstaff and Watson and Ms. McArthur. The Board has determined that each member of the Corporate Governance Committee is “independent” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Corporate Governance committee provides assistance to the Board by identifying qualified individuals as prospective Board members, recommends to the Board the director nominees for election at the annual meeting of shareholders, oversees the annual review and evaluation of the performance of the Board and its committees and develops and recommends corporate governance guidelines to the Board of Directors. In May 2004, the Board of Directors adopted a written charter for the Corporate Governance Committee.

     The Corporate Governance Committee does not have any written specific minimum qualifications or skills that the committee believes must be met by either a committee-recommended or a security holder-recommended candidate in order to serve on the committee. The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not to wish to continue in service or if the Corporate Governance Committee or the Board decided not to re-nominate a member for re-election, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the following criteria. When identifying and evaluating new directors, the Corporate Governance Committee considers the diversity and mix of the existing Board of Directors, including, but not limited to, such factors as: the age of the current directors, their geographic location (being a community bank, there is a strong preference for local directors), background and employment experience. Among other things, when examining a specific candidate’s qualifications, the Corporate Governance Committee considers: the ability to represent the best interest of the Company, existing relationships with the Company, interest in the affairs of the Company and its purpose, the ability to fulfill director responsibilities, leadership skill, reputation within the Company’s community, community service, integrity, business judgment, ability to develop business for the Plumas Bancorp and the ability to work as a member of a team. All nominees to be considered at the Meeting were recommended by the Corporate Governance Committee.

     The Corporate Governance Committee will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as it considers all nominees on their merits as aforementioned. Any shareholder nominations proposed for consideration by the Board should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Plumas Bancorp
35 S. Lindan Avenue
Quincy, CA 95971

     In addition, the bylaws of Plumas Bancorp permit stockholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see the notice to this proxy statement.

Compensation Committee

     Plumas Bancorp has a Compensation Committee that met two times in 2004. The Compensation Committee consists of Mr. Grohs, Chairman and Messrs. Kehr, Blickenstaff, Watson and Ms. McArthur. The Compensation Committee reviews human resource policies, establishes the compensation for the Chief Executive Officer and other executive officers, reviews salary recommendations, grants stock options and approves other personnel matters, which are in excess of management’s authority.

Compensation Committee Interlocks and Insider Participation

     Mr. William E. Elliott, President and Chief Executive Officer, served as an advisor to the Compensation Committee during 2004. There are no Compensation Committee interlocks between Plumas Bancorp and other entities involving Plumas Bancorp’s executive officers or board members.

Compensation Committee Report

     The Compensation Committee establishes the overall executive compensation guidelines of Plumas Bancorp and establishes the compensation plans and specific compensation levels of the Chief Executive Officer and other executive officers. The Compensation Committee reviews its approach to executive compensation annually.

     The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of Plumas Bancorp on a short-term and long-term basis, and that such compensation should be structured to assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Compensation Committee’s policy for compensation packages of executive officers consists of four components: (i) an annual base salary; (ii) the potential to earn incentive bonuses dependent on Plumas Bancorp’s performance and, in certain cases, individual performance as well, and (iii) stock option awards and salary continuation plans designed to link shareholder interests with those of executive management by providing long-term incentives to executive officers of the Company, and (iv) long-term incentives similar to those received by non-executives, including a 401(k) match. The performance based aspects, items (ii) and (iii) above, are considered major elements of the overall compensation program.

     Annual base salary is determined by considering the overall performance of Mr. William E. Elliott, President and Chief Executive Officer of both Plumas Bancorp and its subsidiary Plumas Bank with respect to the duties and responsibilities assigned. Salary surveys of other California community banks, including the California Bankers’ Association and California Department of Financial Institutions Annual Salary Surveys, are reviewed and factored into the process to insure fair rates of compensation in an increasingly competitive labor market. All outside Plumas Bancorp directors individually complete a written evaluation of the performance of Mr. Elliott for 2004. The evaluations are summarized by the Mr. Grohs and discussed by Messrs. Grohs and Kehr with Mr. Elliott. Mr. Elliott with the concurrence of the Board of Directors reviews annually other executive officers of Plumas Bancorp and Plumas Bank, including Douglas N. Biddle, Executive Vice President and Chief Operating Officer of Plumas Bancorp and President and Chief Operating Officer of Plumas Bank, Dennis C. Irvine, Executive Vice President and Chief Information Technology Officer of Plumas Bank, Robert T. Herr, Executive Vice President and Loan Administrator of Plumas Bank and Andrew J. Ryback, Executive Vice President and Chief Financial Officer of Plumas Bancorp and Plumas Bank.

     Incentive bonuses are linked to specific objectives for each executive. In 2004, Mr. Elliott could earn a percentage of his base salary based on the achievement of specific goals tied to (1) return on equity; (2) growth in earnings; and, (3) individual performance goals. Each goal is also assigned a range of target levels. At year-end, the target level achieved for each performance measure is combined to arrive at the final bonus compensation award. The maximum Mr. Elliott could earn under this bonus compensation formula is 60% of his base salary. In 2004, Mr. Elliott earned bonus compensation in the amount of $70,500, or 36% of total base compensation of $196,250. Bonus compensation for other executive officers is based on a similar quantitative formula as Mr. Elliott’s.

     The Board of Directors at its discretion periodically awards incentive compensation in the form of stock option grants to executive officers and other employees. The Board employed qualitative criteria in awarding stock options to the executive officers. In 2004, Mr. Elliott received an option to purchase 5,625 shares. The other above named executive officers received options to purchase 15,125 shares in total. All options were granted at fair market value as of the date of the award.

     The Board of Directors has provided Mr. Elliott and the other executive officers salary continuation agreements. The purpose of the salary continuation agreements with Mr. Elliott and the other executive officers is to provide incentives for key personnel to remain in the employ of the Company. In connection with the agreements, the Company has purchased certain cash surrender value life insurance policies (“COLI”).

     The Personnel Committee believes that the programs for executive officer compensation serve well the interests of Plumas Bancorp’s shareholders by providing the motivation for executives to contribute to the overall long-term success and value of Plumas Bancorp and Plumas Bank.

     This report is submitted by the outside directors of the Plumas Bancorp’s Personnel Committee, consisting of Mr. Grohs, Chairman and Messrs. Kehr, Blickenstaff, Watson and Ms. McArthur.

Compensation of Directors and Executive Officers

Director Compensation

     During 2004, directors, except the Chairman, each received $2,000 per month for serving on the Plumas Bancorp’s and Plumas Bank’s Board of Directors and committees. The Chairman received $2,500 per month.

     Deferred Fee Agreement: Effective May 1998 the Company entered into a Deferred Fee Agreement with board member Kehr. On March 3, 2001 the Company entered into a Deferred Fee Agreement with board member Watson. The purpose of the Deferred Fee Agreements is to provide a board member an opportunity to defer his or her director fees as an incentive to continue service with the Company. The agreement provides for deferral of director fees to the earlier of an agreed upon distribution date or the termination of director services for any reason. The Company will accrue interest on all deferred director fees at an annual floating percentage rate of the current Plumas Bank Prime Rate minus 1%. In the event of death prior to retirement, the beneficiary will receive full-deferred fee benefits. In the event of disability wherein the director does not continue service with the Company, the director is entitled to the full-deferred fee benefit accrued up to the point of director’s termination of service.

     Non-Qualified Stock Options: The Board of Directors of Plumas Bank adopted the 1991 Stock Option Plan (the “1991 Plan”) in March 1991. The 1991 Plan was approved by the shareholders at the 1991 Annual Meeting. Non-qualified stock options representing 5,625 shares of stock were granted to new board member West at an exercise price of $7.72 per share in November 1997. Non-qualified stock options representing a total of 27,045 (3,240 for each director, with the exception of board member West, who received 1,125) shares of stock were granted to directors of the Company at an exercise price of $7.44 per share in November 1998. Non-qualified stock options representing 3,750 shares of stock were granted to new board member McArthur at an exercise price of $7.00 per share in August 2000.

     The Board of Directors of Plumas Bank adopted the 2001 Stock Option Plan (the “2001 Plan”) in March 2001. The 2001 Plan was approved by the shareholders at the 2001 Annual Meeting. Non-qualified stock options representing 3,750 shares were granted to new board member Watson at an exercise price of $8.29 per share in November 2001. Non-qualified stock options representing a total of 33,750 (3,750 for each director) shares of stock were granted to directors of the Company at an exercise price of $16.13 per share in December 2002. Non-qualified stock options representing 16,875 (1,875 for each director) shares of stock were granted to directors of the Company at an exercise price of $19.79 per share in December 2003. Non-qualified stock options representing 16,875 (1,875 for each director) shares of stock were granted to directors of the Company at an exercise price of $21.28 per share in December 2004.

     As of December 31, 2004, the Company had 91,860 non-qualified stock options outstanding to directors of the Company, of which 45,235 were exercisable. All stock options were granted at an exercise price of not less than one hundred percent (100%) of the fair market value of the stock on the date of the grant. The amount of options outstanding at December 31, 2004 (as well as the original option grant information presented above) has been adjusted to reflect the 3-for-2 stock split effective June 15, 1999 and the 3-for-2 stock split effective November 26, 2002.

     Each option granted under either the 1991 or 2001 Plan expires no later than ten (10) years from the date the option was granted. Both Plans allows the options granted to be exercised by the optionee according to a vesting schedule. The vesting of stock options typically occurs at a rate that provides for a 20% vesting for each completed year of service from the anniversary of the option grant date, for a total vesting of 100% after the completion of five years of service. All of the non-qualified stock options outstanding to directors of the Company, vest over a five-year period as described above, with the exception of 15,000 non-qualified stock options granted in December 2002 to four directors of the Company that are nearing retirement. Messrs. Blickenstaff, Kehr, Grohs and Sphar, each were granted 3,750 non-qualified stock options at an exercise price of $16.13 per share. These options vest at a rate that provides for a 33% vesting for each completed year of service from the anniversary of the option grant date, for a total vesting of 100% after the completion of three years of service.

Director Emeritus Plans

     Director Retirement Agreement: Effective March 1, 1998 the Company entered into Director Retirement (fee continuation) Agreements with board members Blickenstaff, Fletcher, Grohs, Kehr, Reeson, Schoensee (currently retired), Sphar (currently retired), Wellenbrock (currently retired) and West. The purpose of the fee continuation agreements is to provide a retirement benefit to the board members as an incentive to continue service with the Company. The agreement provides for fee continuation benefits of up to $8,100 per year for 5 years after retirement. In the event of death prior to retirement, the beneficiary will receive full fee continuation benefits. In the event of disability wherein the director does not continue service with the Company, the director is entitled to fee continuation benefits, at a reduced amount depending on the length of service with the Company, beginning the month following termination of service. If the director terminates service with the Company for a reason other than death or disability prior to the retirement age of

75, he/she will be entitled to fee continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of fee continuation benefits occurs at a rate that provides for a 6.67% vesting for each completed year of service, for a total vesting of 100% after the completion of fifteen years of service. The fee continuation benefits are informally funded by single premium life insurance policies. The directors are the insured parties and the Company is the beneficiary of the policies.

     During April and May of 2000, the Director Retirement Agreements for the directors described above were modified to increase the amount of the annual benefit to $10,000 and extend the term to 12 years after retirement with these benefits beginning after the third anniversary of the director’s retirement. This increase in benefits was informally funded by single premium life insurance policies. The directors are the insured parties and the Company is the beneficiary of the policies.

     On May 12, 2000, the Company entered into a Director Retirement Agreement with board member McArthur. Additionally, on May 1, 2003, the Company entered into a Director Retirement Agreement with board member Watson. The fee continuation benefits are informally funded by single premium life insurance policies. The directors are the insured parties and the Company is the beneficiary of the policies.

     Post-Retirement Consulting Agreement: In May 2000, the Company entered into Post-Retirement Consulting Agreements with board members Blickenstaff, Fletcher, Grohs, Kehr, McArthur, Reeson, Schoensee (currently retired), Sphar (currently retired), Wellenbrock (currently retired) and West. Additionally, on May 1, 2003, the Company entered into a Post-Retirement Consulting Agreement with board member Watson. The purpose of the Agreements is to provide consideration to the board members in exchange for consulting services after their retirement from the Board. The agreements provide for consulting fees of $10,000 per year for 3 years after retirement. In the event of death prior to completion of the consulting services, the beneficiary will receive death benefits equal to the remaining unpaid consulting fee benefits. In the event of disability wherein the retired director is unable to continue consulting services with the Company, the Company may terminate the director’s post-retirement consulting services. If the retired director voluntarily terminates his or her consulting services for other than good reason or if the Company terminates the director’s post-retirement consulting services for cause, the Post-Retirement Consulting Agreement shall terminate.

Executive Officers

     The following table sets forth information, as of March 28, 2005, concerning executive officers of Plumas Bancorp and Plumas Bank:

		Position and Principal Occupation
Name	Age	For the Past Five Years
William E. Elliott	64	President and Chief Executive Officer of Plumas Bancorp and Chief Executive Officer of Plumas Bank.

Douglas N. Biddle	51	Executive Vice President and Chief Operating Officer of Plumas Bancorp and President and Chief Operating Officer of Plumas Bank

Dennis C. Irvine	58	Executive Vice President and Chief Information and Technology Officer of Plumas Bank.

Robert T. Herr	56	Executive Vice President and Loan Administrator of Plumas Bank.

Andrew J. Ryback	39	Executive Vice President and Chief Financial Officer of Plumas Bancorp and Plumas Bank.

Executive Compensation

     The persons serving as the executive officers of Plumas Bancorp and Plumas Bank received during 2004, and are expected to continue to receive in 2005, cash compensation in their capacities as executive officers of Plumas Bancorp and Plumas Bank.

Summary Compensation Table

					Long Term Compensation
Annual Compensation					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other
				Annual	Restricted			All Other
Name and				Compen-	Stock		LTIP	Compen-
Principal		Salary	Bonus	sation	Award(s)	Options/	Payouts	sation
Position	Year	($)	($)	($)(1)	($)	SARs (2)	($)	($)(3)

William E. Elliott	2004	196,250	74,500	5,888	0	5,625	0	2,714
President and CEO of Plumas Bancorp
CEO of Plumas Bank	2003	181,250	76,500	5,354	0	5,625	0	2,679

	2002	167,000	65,900	4,585	0	11,250	0	2,650

Douglas N. Biddle	2004	135,417	33,800	4,063	0	3,750	0	2,421
EVP and COO of Plumas Bancorp
President and COO of Plumas Bank	2003	127,500	34,868	3,825	0	3,750	0	2,319

	2002	113,417	27,008	3,396	0	7,500	0	2,275

Dennis C. Irvine	2004	124,000	31,200	3,720	0	3,750	0	865
EVP and CITO of Plumas Bank
	2003	117,500	31,521	3,525	0	3,750	0	2,027

	2002	104,333	25,728	3,130	0	7,500	0	1,976

Robert T. Herr	2004	125,523	31,200	3,766	0	3,750	0	2,049
EVP and Loan Administrator of
Plumas Bank	2003	117,500	29,526	3,525	0	3,750	0	2,052

	2002	103,333	24,320	3,100	0	7,500	0	2,257

Andrew J, Ryback	2004	102,268	3,186	3,033	0	3,875	0	0
EVP and CFO of Plumas Bancorp
EVP and CFO of Plumas Bank	2003	90,674	13,467	2,783	0	1,875	0	0

	2002	86,558	13,614	1,010	0	3,750	0	0

(1)	This amount represents the Company’s contribution under Plumas Bank’s 401(k) Plan.

(2)	The Company has not issued any SARs.

(3)	This amount represents employee automobile allowance and cost of premiums for excess disability, medical and life insurance.

Option/SAR Exercises and Year-End Value Table

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Value

(a)	(b)	(c)	(d)	(e)

				Value of
			Number of	Unexercised In-
			Unexercised	the-Money
			Options/SARs at	Options/SARs at
			Year-End	Year-End
	Number of Shares		Exercisable/	Exercisable/
Name	Acquired on Exercise	Value Realized	Unexercisable	Unexercisable

William E. Elliott	7,000	$83,800	Options Only 14,065/13,875	Options Only $114,900/$25,600
Douglas N. Biddle	2,590	$32,300	Options Only 8,880/11,250	Options Only $87,100/$27,300
Dennis C. Irvine	0	$0	Options Only 13,470/11,250	Options Only $150,500/$27,300
Robert T. Herr	3,000	$38,200	Options Only 3,750/11,250	Options Only $16,400/$27,300
Andrew J. Ryback	500	$5,900	Options Only 8,875/7,625	Options Only $99,800/$18,100

Note — The Company has not issued any SARs.

Option/SAR Grants Table
Option/SAR Grants in Last Fiscal Year

Individual Grants (1)
					Potential Realizable Value at
		% of Total			Assumed Annual Rate of
		Options			Stock Price Appreciation For
	Options	Granted to	Exercise or		Option Term (10) Years
	Granted	Employees	Base Price	Expiration
Name	(#)	In Fiscal Year	($/Share)	Date	5% ($)	10% ($)

William E. Elliott	5,625	14.8%	$21.28	December 15, 2014	$72,600	$190,000

Douglas N. Biddle	3,750	9.8%	$21.28	December 15, 2014	$48,400	$126,700

Dennis C. Irvine	3,750	9.8%	$21.28	December 15, 2014	$48,400	$126,700

Robert T. Herr	3,750	9.8%	$21.28	December 15, 2014	$48,400	$126,700

Andrew J. Ryback	1,875	4.9%	$21.28	December 15, 2014	$24,200	$63,300

Andrew J. Ryback	2,000	5.3%	$19.01	April 2, 2014	$30,400	$72,100

(1)	The Company has not issued any SARs.

     The Board of Directors of the Company entered into an employment agreement with Mr. Elliott dated February 9, 1990, subsequently restated on October 15, 1999 and April 17, 2002. Under the terms of the agreement the Company has provided and will provide employment to Mr. Elliott from April 17, 2002 to July 1, 2007. His current annual base salary is $200,000 with future base salary increases to be granted at the sole discretion of the Board. The Company also provides a $100,000 term life insurance policy on behalf of Mr. Elliott. Mr. Elliott is entitled to participate in any and all other employee benefits and plans existing or developed by the Company. The Company has the right to terminate the agreement for “cause”, as defined in the agreement. If the Board of Directors of the Company determines that Mr. Elliott’s continued employment would be detrimental to the best interests of the shareholders, he will be entitled to termination pay of one (1) year’s salary or the balance due per the employment agreement, whichever is less.

     On October 13, 1993, the Company’s Board of Directors entered into a salary continuation agreement with Mr. Elliott. The purpose of the salary continuation agreement is to provide special incentive to Mr. Elliott for his continuing employment with the Company on a long-term basis. The agreement provides Mr. Elliott with salary continuation benefits of up to $75,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Elliott’s beneficiary will receive the full salary continuation benefits. In the event of disability wherein Mr. Elliott does not continue employment with the Company, Mr. Elliott is entitled to salary continuation benefits (which are reduced if at the time of disability he does not have 12 years of service with the Company) beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Elliott terminates employment with the Bank for a reason other than death or disability prior to the retirement age of age 65, he will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits is at the rate of 5% per year for the first four years of service, 10% per year for the next four years of service, 15% per year for the next two years of service and 5% per year for the next two years of service, for a total vesting of 100%.

     On June 2, 1994, the Company’s Board of Directors entered into salary continuation agreements with Mr. Biddle and Mr. Irvine. The purpose of the salary continuation agreements is to provide special incentive to Mr. Biddle and Mr. Irvine to continue employment with the Company on a long-term basis. The agreement provides Mr. Biddle and Mr. Irvine with salary continuation benefits of up to $45,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Biddle and Mr. Irvine’s beneficiary will receive salary continuation benefits at a reduced amount depending on the length of service with the Company. In the event of disability wherein Mr. Biddle or Mr. Irvine does not continue employment with the Company, Mr. Biddle and Mr. Irvine are entitled to salary continuation benefits, at a reduced amount depending on the length of service with the Company, beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Biddle or Mr. Irvine terminates employment with the Company for a reason other than death or disability prior to the retirement age of age 65, such person will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits occurs at a rate that provides for a 90% vesting at age 60 and 2% per year for the next five years of service, for a total vesting of 100%. The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Biddle and Mr. Irvine as the insured parties and the Company as the beneficiary of the policies.

     As of December 28, 1999, the salary continuation agreements for Messrs. Elliott, Biddle and Irvine were modified to increase the amount of the annual benefit to $110,000, $62,000 and $62,000, respectively. This increase in benefits is informally funded by single premium life insurance policies. Messrs. Elliott, Biddle and Irvine are the insured parties and the Company is the beneficiary of the policies. The agreements were also modified so that in the event of a change in control and Messrs. Elliott, Biddle or Irvine terminate their employment with Plumas Bancorp or its successor within a period of 5 years after such change in control, then they may elect full vesting of their salary continuation payments and the payment of the salary continuation benefits beginning with the month after their termination, subject to the reduction of benefits if the benefits result in a limitation of deductibility of such benefits for Plumas Bancorp under Section 280G of the Internal Revenue Code.

     On January 23, 2002 and January 24, 2002, the Company’s Board of Directors entered into split dollar agreements with Messrs. Elliott, Biddle and Irvine. The purpose of the split dollar agreements is to provide special incentive for the executives to continue employment with the Company on a long-term basis. To accomplish this, the Company agrees to divide the net death proceeds of life insurance policies on the Executive’s life with the Executive’s beneficiary.

     On June 4, 2002, the Company’s Board of Directors entered into salary continuation agreements with Mr. Herr. The purpose of the salary continuation agreements is to provide special incentive to Mr. Herr to continue employment with the Company on a long-term basis. The agreement provides Mr. Herr with salary continuation benefits of up to $62,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Herr’s beneficiary will receive salary continuation benefits at a reduced amount depending on the length of service with the Company. In the event of disability wherein Mr. Herr does not continue employment with the Company, Mr. Herr is entitled to salary continuation benefits, at a reduced amount depending on the length of service with the Company, beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Herr terminates employment with the Company for a reason other than death or disability prior to the retirement age of age 65, he will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits occurs at a rate that provides for a 90% vesting at age 60 and 2% per year for the next five years of service, for a total vesting of 100%. In the event of a change of control of Plumas Bancorp and Mr. Herr terminates employment with Plumas Bancorp or its successor within a period of 5 years after such change in control, then Mr. Herr may elect full vesting of his salary continuation payments and the payment of the salary continuation benefits beginning with the month after his termination, subject to the reduction of benefits if the benefits result in a limitation of deductibility of such benefits for Plumas Bancorp under Section 280G of the Internal Revenue Code. The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Herr as the insured parties and the Company as the beneficiary of the policies.

     The salary continuation agreement of Mr. Elliott was amended in November 2003 to increase the salary continuation payments by a 2% increase each year and increase the term of the salary continuation payments from 15 years to 20 years. The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Elliott as the insured party and the Company as the beneficiary of the policies.

     On September 15, 2004, the salary continuation agreement of Mr. Herr was amended to provide for the addition of split dollar agreements. On that same date the Company’s Board of Directors entered into split dollar agreements with Mr. Herr. The purpose of the split dollar agreements is to provide special incentive for Mr. Herr to continue employment with the Company on a long-term basis. To accomplish this, the Company agrees to divide the net death proceeds of life insurance policies on Mr. Herr’s life with his beneficiary.

PROPOSAL 2

Amendment of the Plumas Bank 1991 Stock Option Plan
and Plumas Bank 2001 Stock Option Plan, as Amended
to Designate the Maximum Aggregate Number of Shares
that May Be Issued under each Plan for Incentive Stock Options

     In August 2004, the Internal Revenue Service issued final regulations regarding stock options. Section 1.422-2 of such final regulations requires that a stock option plan providing for the issuance of incentive stock options “must designate the maximum aggregate number of shares that may be issued under the plan through incentive stock options.” Plumas Bancorp has two stock option plans under which stock options are outstanding, the Plumas Bank 1991 Stock Option Plan (“1991 Plan”) and the Plumas Bank 2001 Stock Option Plan, as amended (“2001 Plan”). Both the 1991 Plan and the 2001 Plan provide a single maximum aggregate number of shares of common stock of Plumas Bancorp that may be issued for both incentive stock options and nonqualified stock options. Therefore both the 1991 Plan and the 2001 Plan require amendment and shareholder approval to comply with final regulations of the Internal Revenue Service regarding stock options. The proposed amendments to the 1991 Plan and 2001 Plan are technical amendments and do not increase the aggregate number of shares allocated to either plan.

     For the Plumas Bancorp’s board of directors to be able to grant future incentive stock options and for previously issued incentive stock options to continue to have favorable federal income tax treatment as incentive stock options, the 1991 Plan and 2001 Plan must be amended with the approval of shareholders to comply with Section 1.422-2 of the final regulations of the Internal Revenue Service to designate the maximum aggregate number of shares that may be issued as incentive stock options under each plan. If shareholders do not approve the amendments to 1991 Plan and 2001 Plan, optionees, with certain exceptions, will lose the favorable federal income tax treatment for incentive stock options.

     The Board of Directors of the Plumas Bancorp has adopted resolutions amending the 1991 Plan and 2001 Plan to designate the maximum aggregate number of shares that may be issued as incentive stock options under the each respective plan and believes it is in the best interest of Plumas Bancorp and its shareholders to approve an amendment to the 1991 Plan and 2001 Plan to designate the maximum aggregate number of shares that may be issued as incentive stock options under each respective plan.

     The 1991 Plan was originally allocated 97,950 shares of common stock, which amount is adjusted for stock splits and stock dividends and other changes in capitalization of Plumas Bancorp occurring after the original effective date of the 1991 Plan, and the amendment would expressly designate 97,950 shares of common stock, which amount is adjusted for stock splits and stock dividends and other changes in capitalization occurring after the original effective date of the 1991 Plan as the maximum aggregate number of shares that may be issued as incentive stock options under the 1991 Plan. The shareholder resolution presented to shareholders to amend the 1991 Plan reads as follows:

     RESOLVED, that Section 5 of the Plumas Bank 1991 Stock Option Plan, as amended is amended in the entirety to read as follows (the new added language appears in bold):

     5. Stock Subject to the Plan

     Subject to adjustments as provided in Section 12, hereof, the stock to be offered under the Plan shall be shares of the Bank’s authorized but unissued common stock (hereinafter called “stock”) and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 97,950 shares (which amount may not exceed 30 percent of the total outstanding shares of the same class and series of the Bank). If any option shall be canceled, surrendered or expire for any reason without having been exercised in full, the underlying shares subject thereto shall again be available for purposes of this Plan. Furthermore, the maximum aggregate number of shares that may be issued as incentive stock options under the Plan is 97,950 shares, subject to adjustments as provided in Section 12, hereof.

     The 2001 Plan was originally allocated 425,000 shares of common stock, which amount is adjusted for stock splits and stock dividends and other changes in capitalization of Plumas Bancorp occurring after the original effective date of the 2001 Plan, and the amendment would expressly designate 425,000 shares of common stock, which amount is adjusted for stock splits and stock dividends and other changes in capitalization occurring after the original effective date of the 2001 Plan as the maximum aggregate number of shares that may be issued as incentive stock options under the 2001 Plan. The shareholder resolution presented to shareholders to amend the 2001 Plan reads as follows:

     RESOLVED, that Section 5 of the Plumas Bank 2001 Stock Option Plan, as amended is amended in the entirety to read as follows (the new added language appears in bold):

     5. Stock Subject to the Plan

     Subject to adjustments as provided in Section 12, hereof, the stock to be offered under the Plan shall be shares of the Bancorp’s authorized but unissued common stock (hereinafter called “stock”) and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 425,000 shares. If any option shall be canceled, surrendered or expire for any reason without having been exercised in full, the underlying shares subject thereto shall again be available for purposes of the Plan. Furthermore, the maximum aggregate number of shares that may be issued as incentive stock options under the Plan is 425,000 shares, subject to adjustments as provided in Section 12, hereof.

     Approval of the amendments to the 1991 Plan and 2001 Plan to designate the maximum aggregate number of shares that may be issued as incentive stock options under each respective plan requires the affirmative vote of a majority of the outstanding shares of common stock represented and voting at the Meeting.

     The Board of Directors recommends that the shareholders vote “FOR” the amendments to the Plumas Bank 1991 Stock Option Plan and Plumas Bank 2001 Stock Option Plan, as amended to designate the maximum aggregate number of shares that may be issued as incentive stock options under each respective plan.

Plumas Bancorp Stock Performance Graph

     The graph below compares the cumulative total shareholder return on Plumas Bancorp (Plumas Bank prior to June 21, 2002) common stock to the cumulative total return of the NASDAQ Index, the SNL NASDAQ Bank Index and the SNL All Over-The-Counter Bulletin Board and Pink Banks Index (the “All OTC BB and Pink Banks” Index) prepared by SNL Financial LC (“SNL”). For the All OTC BB and Pink Banks Index, SNL uses the cumulative total shareholder return of over 500 commercial banks and bank holding companies stocks which trade via either the OTC BB, an electronic, screen-based market maintained by the National Association of Securities Dealers (the “NASD”) or trade via Pink Sheets, an electronic quotation system. The following comparison covers the period December 31, 1999 to December 31, 2004. The graph assumes that $100 was invested on December 31, 1999 and that all dividends were reinvested.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Plumas Bancorp	100.00	88.35	140.59	222.25	293.31	319.94
NASDAQ — Total US	100.00	60.82	48.16	33.11	49.93	54.49
SNL NASDAQ Bank Index	100.00	115.45	125.66	129.25	166.83	191.21
SNL All OTC BB and Pink Banks	100.00	85.81	89.92	111.87	153.70	183.51

Independent Accountants

     The firm of Perry-Smith LLP served as certified independent public accountants for Plumas Bancorp with respect to the year 2004, and Perry-Smith LLP has been appointed as the Company’s certified independent public accountants for 2005. The Company’s Board of Directors has determined the firm of Perry-Smith LLP to be fully independent of the operations of Plumas Bancorp.

     Aggregate fees billed by Perry-Smith LLP to Plumas Bancorp and the percentage of those fees that were pre-approved by the Company’s Audit Committee for the years ended 2004 and 2003 are as follows:

		Percentage		Percentage
		Pre-		Pre-
	2004	Approved	2003	Approved
Audit fees	$101,000	100%	$95,000	100%
Audit-related fees	10,000	100%	24,000	—
Tax fees	27,000	84%	15,000	88%
All other fees:
Consultation	1,000	—	3,000	—

Total fees	$139,000	96%	$137,000	79%

     The Audit Committee of the Bancorp has considered the provision of nonaudit services provided by Perry-Smith LLP to be compatible with maintaining the independence of Perry-Smith LLP.

     Perry-Smith LLP audited Plumas Bancorp’s financial statements for the year ended December 31, 2004. It is anticipated that a representative of Perry-Smith LLP will be present at the meeting and will be available to respond to appropriate questions from shareholders at the meeting.

Shareholder Proposals

     Shareholder proposals to be submitted for presentation at the 2006 annual meeting of shareholders of Plumas Bancorp must be received by Plumas Bancorp no later than December 31, 2005. Shareholder proposals should be addressed to Mr. William E. Elliott at Plumas Bancorp, 35 S Lindan Avenue, Quincy, California 95971. Shareholder proposals, which are not contained in the proxy statement, SEC rules specify that certain requirements in the bylaws of Plumas Bancorp be satisfied. The bylaws require that any shareholder wishing to make a nomination for director give advance notice of the nomination which shall be received by the President of Plumas Bancorp no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President not later than the time fixed in the notice of the meeting for the opening of the meeting.

Certain Transactions

     Some of the directors and executive officers of Plumas Bancorp and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Plumas Bancorp in the ordinary course of the Company’s business, and Plumas Bancorp expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

Other Matters

     Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Available Information

     Plumas Bancorp’s common stock is registered under the Securities Exchange Act of 1934 and as a result the Company is required to file annual reports, quarterly reports and other periodic filings with the Securities and Exchange Commission (the “SEC”) and are posted and are available at no cost on the Company’s website, www.plumasbank.com, as soon as reasonably practicable after Plumas Bancorp files such documents with the SEC. These reports and filings are also available for inspection and/or printing at no cost through the SEC website, www.sec.gov. In addition, regulatory report data for both Plumas Bancorp and Plumas Bank are available for inspection and/or printing at no cost through the Federal Financial Institutions Examination Council’s (the “FFIEC”) Web site, www.ffiec.gov and the Federal Deposit Insurance Corporation’s (the “FDIC”) Web site, www.fdic.gov, respectively.

     Shareholders may request a free copy of Plumas Bancorp’s 10-K by writing to Mr. Andrew Ryback, Investor Relations, 35 S. Lindan Avenue, Quincy, California 95971 or by telephoning him at (530)283-7305.

APPENDIX A

AUDIT COMMITTEE CHARTER
OF
PLUMAS BANCORP AND PLUMAS BANK

ARTICLE 1
DUTIES AND RESPONSIBILITIES

     Section 1.1 General Purpose. The Audit Committee of Plumas Bancorp (“Bancorp”) and Plumas Bank (“Bank”) (collectively, the “Company”), is a committee of the Board of Directors of Bancorp and the Bank (collectively “Board”). The primary purpose of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to:

(a)	The Company’s corporate accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports;

(b)	The Company’s compliance with legal and regulatory requirements;

(c)	The qualifications, independence and performance of the certified public accountants engaged as the Company’s outside Independent Auditor;

(d)	The performance of the Company’s internal audit and risk management function;

(e)	The Bank’s compliance with bank branch and department policies and procedures; and

(f)	An annual audit of the Bank’s loans to assess the quality of the Bank’s loan portfolio.

(g)	An annual audit of the Bank’s 401k profit sharing plan to assess the quality of the plan administrator’s performance.

     The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the Independent Auditor, the Company’s senior management and parties performing internal audits.

     Section 1.2 Reporting to Board; Board Responsibility. The Audit Committee shall report regularly to the Board of the Bancorp and the Bank. Bancorp shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Independent Auditors and any advisors to the Audit Committee as well as the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee shall have the authority, to the extent it deems necessary, to retain special legal, accounting or other consultants to advise the Audit Committee, to be paid at the expense of the Bank or Bancorp (as appropriate), without the prior permission or approval of the Board or of the management of the Bank or Bancorp. The Audit Committee’s functions and procedures should remain flexible to effectively address changes in the company’s operating environment. To implement the Audit Committee’s purpose and policy, the Audit Committee shall be charged with the functions and processes as delineated in this Section 1, to the extent the Audit Committee deems necessary or appropriate, with the understanding, however, that the Audit Committee may supplement or (except as otherwise required by law or the applicable rules of Nasdaq) deviate from these activities as appropriate under the circumstances.

     It shall be the responsibility of management to prepare Bancorp’ financial statements and periodic reports and the responsibility of the Independent Auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Audit Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to generally accepted accounting principles or otherwise comply with applicable laws.

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     Section 1.3 Oversight of the Independent Auditor. An “Independent Auditor” is any certified public accountants performing or participating in providing financial attestation services to Bancorp and/or its affiliates, and any accounting firm, including a corporation, proprietorship, partnership or other business comprised of Independent Auditors providing financial attestation services to Bancorp and/or its affiliates. The Independent Auditor shall report directly to and be overseen by the Audit Committee.

(a)	The Audit Committee shall evaluate the performance of the Independent Auditor, to assess their qualifications and determine whether to retain or to terminate the existing Independent Auditor or to appoint and engage new Independent Auditors for the ensuing year, which shall be subject to applicable stockholder approval.

(b)	The Audit Committee shall explicitly approve the engagement of the Independent Auditor for all audit and permissible non-audit related services, including compensation to be paid therefore or the engagement for such services may be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided such policies are detailed as to the particular service, the Audit Committee is informed of the particular service, and such polices and procedures do not include delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934 to management, provided that with respect to services other than audit, review or attest services, no pre-approval is required if all of the following conditions are met: (i) the aggregate amount of all such services accounts for no more than 5% of the total paid to the Independent Auditor during the fiscal year in which the services are provided; (ii) such services were recognized by Bancorp to be non-audit services at the time of engagement; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee (or one or more members delegated pursuant to the following sentence). The Audit Committee may delegate its authority to grant pre-approvals to one or more members of the Audit Committee, provided that the decisions of any Audit Committee member to whom authority is delegated to grant pre-approvals is presented to the full Audit Committee at each of is scheduled meetings.

(c)	The Audit Committee shall obtain, review and discuss, at least annually, a formal written statement from the Independent Auditor delineating: (1) the internal quality control procedures of the Independent Auditor; (2) material issues raised by the Independent Auditor’s most recent quality-control review; (3) steps taken to deal with the material issues raised in the quality-control review; and (4) all relationships between the Independent Auditor, and Bancorp and/or its affiliates, consistent with Independence Standards Board Standard No. 1. The Audit Committee will consider and discuss with the Independent Auditor any disclosed relationships or services that could affect the Independent Auditor’s objectivity and independence, and assess and otherwise take appropriate action to oversee the independence of the Independent Auditor.

(d)	The Audit Committee shall ensure the rotation of the lead audit partner and the “concurring or reviewing partner” every five years, and evaluate the efficacy of the adoption of a policy of rotating the Independent Auditor on a regular basis.

(e)	The Audit Committee shall meet with the Independent Auditor prior to the commencement of an audit to discuss the scope, planning and staffing of the audit.

(f)	The Audit Committee shall advise, as applicable, senior management or the Compensation Committee of the Board of Directors regarding the propriety of prospective employment by the Company of individuals formerly employed by the Independent Auditor.

(g)	The Audit Committee shall evaluate the cooperation received by the Independent Auditor during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

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(h)	The Audit Committee shall review with the Independent Auditor and management any conflicts or disagreements between management and the Independent Auditor regarding financial reporting, accounting practices or policies and shall be responsible for resolving any conflicts regarding financial reporting.

(i)	The Audit Committee shall confer with the Independent Auditor and with senior management regarding the scope, adequacy and effectiveness of internal auditing and financial reporting controls in effect, and any special steps taken in the event of material control deficiencies.

(j)	The Audit Committee shall consider and review with management, the Independent Auditor, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Audit Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

     Section 1.4 Oversight of Risk Management and the Internal Audit Function.

(a)	The Audit Committee shall approve the annual Audit and Risk Management Plan to assure the comprehensive coverage of significant risk areas.

(b)	The Audit Committee shall discuss with management, and, as appropriate, the Independent Auditor, the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(c)	The Audit Committee shall review significant Audit and Risk Review Reports (“Reports”) and/or recommendations prepared by Audit and Risk Management and review management’s responses to the Reports and/or recommendations.

(d)	The Audit Committee shall review and approve Bancorp’ and the Bank’s insurance coverage, including the directors’ and officers’ liability coverage.

(e)	The Audit Committee shall discuss material legal matters with its counsel, including matters reflected in the Quarterly Litigation Report.

(f)	The Audit Committee, in coordination with the Director’s Loan Committee, shall review and approve the adequacy of the quarterly allowances for loan and lease losses.

(g)	The Audit Committee shall review with the Independent Auditor any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Independent Auditor and management’s response, if any, to such letter.

(h)	The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(i)	The Audit Committee shall review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and regulations, as well as to its Code of Ethical Conduct, including review and approval of insider and affiliated-party transactions.

(j)	The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in Bancorp’ annual proxy statement.

(k)	The Audit Committee shall review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

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Section 1.5 Oversight of the Integrity of the Financial Statements.

(a)	Upon completion of the audit, the Audit Committee shall review and discuss with the Independent Auditor and management the annual audited financial statements and make related recommendations in connection with Bancorp’ 10-K filings.

(b)	The Audit Committee shall review and discuss with the Independent Auditor and management the quarterly financial statements prior to Bancorp’ 10-Q filings, and any other matters required to be communicated to the Audit Committee by the Independent Auditor under Statement on Auditing Standards No. 61. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

(c)	The Audit Committee shall review with management and the Independent Auditor significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting polices available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

(d)	The Audit Committee shall discuss with the Independent Auditor and management significant financial reporting issues and judgments made in connection with the preparation of Bancorp’ financial statements.

(e)	The Audit Committee, periodically, shall meet in separate sessions with the Independent Auditor, the internal auditor or equivalent, and senior management to discuss any matters that the Audit Committee, the Independent Auditor, the internal auditors, external loan auditors or senior management believe should be discussed privately with the Audit Committee.

(f)	The Audit Committee shall discuss with the Independent Auditor and management the effect of off-balance sheet structures on Bancorp’ financial statements.

ARTICLE 2

ORGANIZATION

     Section 2.1 Membership. The Audit Committee will consist of no fewer than three (3) members of the Board of the Bancorp who are also board members of the Bank. All members of the Audit Committee shall satisfy the independence and experience requirements of the Securities and Exchange Commission (“SEC”) and the Nasdaq National Market (“Nasdaq”) applicable to audit committee members as in effect from time to time when and as required by SEC and Nasdaq, shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows. At least one member of the Audit Committee shall have experience or background that results in that member’s “financial sophistication” within the meaning of such requirements. No members of the Audit Committee may participate in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past 3 years.

     Section 2.2 Appointment and Term. The Bancorp’ Board will nominate the Chair and other members of the Audit Committee for a term of one year.

     Section 2.3 Meetings. Regular and special meetings of the Audit Committee will be held at the time and place as the Audit Committee deems necessary and appropriate.

     Section 2.4 Voting. If the Audit Committee is comprised of an even number of directors, one-half of the number of directors will constitute a quorum for the transaction of business. If the Audit Committee is comprised of an odd number of directors, a majority of the Audit Committee members will constitute a quorum for the transaction of business. Every action consented to by a majority of the Audit Committee members present at a meeting (at which a quorum is present) will be regarded

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as an act of the Audit Committee, unless other consent is required pursuant to this Charter, the Articles of Incorporation or Bylaws of Bancorp or applicable law.

     Section 2.5 Minutes. The Audit Committee will maintain minutes and other relevant records of the meetings and activities of the Audit Committee. The minutes will be available for review by the Board and any regulatory agency having jurisdiction over the affairs of Bancorp or the Bank.

     Section 2.6 Telephone Conference Meetings. Members of the Audit Committee may participate in a meeting through use of conference telephone or similar communication equipment, so long as all members participating in the meetings can hear one another. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

     Section 2.7 Amendments. This Charter of the Audit Committee may be amended only by a resolution of Bancorp’ Board.

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PROXY
PLUMAS BANCORP

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Messrs. William E. Elliott, Jerry V. Kehr and Terrance J. Reeson, as proxies with full power of substitution, to represent, vote and act with respect to all shares of common stock of Plumas Bancorp (the “Bancorp”) which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 18, 2005 at 10:30 a.m., at the Plumas Bank Credit Administration building located at 32 Central Avenue, Quincy, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.	Election of ten (10) persons to be directors.

	Alvin G. Blickenstaff	William E. Elliott	Gerald W. Fletcher	John Flournoy
	Arthur C. Grohs	Jerry V. Kehr	Christine McArthur	Terrance J. Reeson
	Thomas Watson	Daniel E. West

	☐	FOR ALL NOMINEES LISTED ABOVE	☐ WITHHOLD AUTHORITY
(Except as marked to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write that nominee’s name on the space below.)

2.	To adopt technical amendments to the Plumas Bank 1991 Stock Option Plan and the Plumas Bank 2001 Stock Option Plan as more fully described in the proxy statement.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or adjournments thereof.

PLEASE SIGN AND DATE BELOW

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THE NOMINEES LISTED ON THIS PROXY FOR DIRECTOR AND “FOR” ADOPTION OF THE TECHNICAL AMENDMENTS TO THE PLUMAS BANK 1991 AND 2001 STOCK OPTION PLANS. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

      (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐ I DO	☐ I DO NOT	EXPECT TO ATTEND THE MEETING.

Number of Shares	Please Print Your Name(s)	Signature of Shareholder(s)	Date

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANCORP A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.